Exhibit 99.1

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

London Bay - VL Acquisition Company, LLC

December 31, 2013 and 2012

Contents

Page

Report of Independent Certified Public Accountants	3
Consolidated Financial Statements
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Consolidated Statements of Changes in Unitholders’ Equity	6
Consolidated Statements of Cash Flows	7
Notes to Consolidated Financial Statements	8-22

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

London Bay - VL Acquisition Company, LLC

We have audited the accompanying consolidated financial statements of London Bay – VL Acquisition Company, LLC (a Delaware Limited Liability Company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in unitholders equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of London Bay – VL Acquisition Company, LLC and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter regarding going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, as of December 31, 2013 the Company was in default of certain debt covenants of its term debt and revolving credit agreements and may need to obtain alternative financing in order to continue to execute its business plan. These conditions, along with other matters as set forth in Note A, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Boston, Massachusetts

March 25, 2014

3

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$864,588	$1,412,359
Accounts receivable, net of allowance for doubtful accounts of $329,160 and $316,729 in 2013 and 2012, respectively	1,346,962	1,556,740
Income tax receivable	129,740	68,301
Prepaid expenses and other current assets	95,305	90,135
Total current assets	2,436,595	3,127,535

Property and equipment, net	2,027,694	1,661,021
Deferred financing fees, net	299,014	431,157
Goodwill	15,868,300	33,495,594
Intangible assets, net	7,455,894	9,266,122

Total assets	$28,087,497	$47,981,429

LIABILITIES, NONCONTROLLING INTEREST AND UNITHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$664,095	$348,319
Accrued expenses	955,593	720,066
Current portion of notes payable	15,397,301	1,725,000
Related party payable	740,400	740,400
Total current liabilities	17,757,389	3,533,785

Warrant liability	28,921	181,663
Deferred tax liability	744,015	857,244
Notes payable	-	16,027,935

Total liabilities	18,530,325	20,600,627

COMMITMENTS AND CONTINGENCIES (Note L)

UNITHOLDERS' EQUITY

Series A redeemable preferred membership units, 200,000 units authorized,
170,775 issued and outstanding in 2013 and 2012.
Liquidation preference of approximately $31,435,676 at December 31, 2013	23,971,960	23,971,960
Series B redeemable preferred membership units, 50,000 units authorized,
32,041 units issued and outstanding in 2013 and 2012.
Liquidation preference of approximately $9,730,000 at December 31, 2013	11,230,014	11,230,014
Series A common membership units, 7,500 units authorized, 5,073 and 5,328 units
issued and outstanding in 2013 and 2012, respectively	444,714	430,580
Accumulated deficit	(26,345,066)	(8,507,302)

Total unitholders’ equity	9,301,622	27,125,252
Noncontrolling interest	255,550	255,550
Total equity	9,557,172	27,380,802

Total liabilities, noncontrolling interest and unitholders’ equity	$28,087,497	$47,981,429

4

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Statements of Operations

For the years ended December 31, 2013 and 2012

	2013	2012

Revenue	$12,282,206	$12,422,244

Cost of revenue	1,657,121	1,759,420

Gross profit	10,625,085	10,662,824

Depreciation expense	1,193,653	1,113,446
Amortization expense	1,810,228	2,254,591
Unit-based compensation	14,134	48,253
Goodwill impairment	17,627,294	-
Selling, general and administrative expense	6,079,821	5,909,643

Operating (loss) income	(16,100,045)	1,336,891

Interest expense	1,854,107	1,906,708
Gain on acquisition	-	(72,254)
Foreign exchange loss	15,836	9,888
Loss before income tax benefit	(17,969,988)	(507,451)

Income tax benefit	132,224	28,034

Net loss	$(17,837,764)	$(479,417)

5

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Statements of Changes in Unitholders’ Equity

December 31, 2013 and 2012

	Series A		Series B		Series A
	Preferred Units		Preferred Units		Common Units		Accumulated	Noncontrolling
	Units	Amount	Shares	Amount	Shares	Amount	Deficit	Interest	Total

Balance at December 31, 2011	170,775	$23,971,960	32,041	$11,230,014	6,008	$382,327	$(8,027,885)	$255,550	$27,811,966

Forfeiture of unvested units and current year unit compensation expense					(680)	48,253			48,253

Net loss							(479,417)		(479,417)

Balance at December 31, 2012	170,775	23,971,960	32,041	11,230,014	5,328	430,580	(8,507,302)	255,550	27,380,802

Forfeiture of unvested units and current year unit compensation expense					(255)	14,134			14,134

Net loss							(17,837,764)		(17,837,764)

Balance at December 31, 2013	170,775	$23,971,960	32,041	$11,230,014	5,073	$444,714	$(26,345,066)	$255,550	$9,557,172

6

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:

Net loss	$(17,837,764)	$(479,417)
Adjustments to reconcile net loss to net cash provided by operating activities, net of assets and liabilities acquired
Depreciation and amortization	3,003,881	3,368,038
Amortization of deferred financing fees	132,143	144,363
Bad debt expense	273,039	246,778
Deferred income taxes	(113,229)	(97,835)
Unit-based compensation expense	14,134	48,253
Warrant gain	(152,742)	(172,668)
Gain on acquisition	-	(72,254)
Goodwill impairment	17,627,294	-

Changes in operating assets and liabilities
Accounts receivable	(63,261)	(119,427)
Income tax receivable	(61,439)	69,821
Prepaids, other current assets and other assets	(340,875)	241,258
Accounts payable	315,776	(1,083)
Accrued expenses and other liabilities	235,527	199,633
Deferred revenue	-	(25,415)

Net cash provided by operating activities	3,032,484	3,350,045

Cash flows from investing activities:
Acquisition of Data Preserve, Inc.	-	(67,500)
Purchases of property and equipment	(1,224,621)	(1,271,664)

Net cash used in investing activities	(1,224,621)	(1,339,164)

Cash flows from financing activities:
Net payments on line of credit	-	(300,000)
Payments on notes payable	(2,355,634)	(1,247,065)

Net cash used in financing activities	(2,355,634)	(1,547,065)

Net (decrease) increase in cash and cash equivalents	(547,771)	463,816

Cash and cash equivalents, beginning of year	1,412,359	948,543

Cash and cash equivalents, end of year	$864,588	$1,412,359

Supplemental Disclosures of Cash Flows Information

Cash paid for interest	$1,607,511	$1,752,318
Cash paid for income taxes	$105,000	$-

Supplemental cash flows disclosure of non-cash transactions

Contingent consideration for Data Preserve, Inc. asset purchase	$-	$49,600
Property and equipment additions in prepaid	$335,705	$-

7

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

NOTE A - NATURE OF THE BUSINESS

London Bay - VL Acquisition Company, LLC was formed as a limited liability company in Delaware in order to acquire VaultLogix, LLC (Vault) as its primary operating entity, in February 2008. In September 2008, the Company purchased Data Protection Services, LLC (DPS). In January 2009, the Company purchased US Data Security Corporation (US Data) through its wholly owned subsidiary US Data Security Acquisition, LLC.

London Bay - VL Acquisition Company, LLC through its subsidiaries, VaultLogix LLC, Data Protection Services, LLC and US Data Security Corporation (collectively, the "Company") is a provider of on-line backup services to small and medium size business.

As of December 31, 2013 the Company was in violation of the maximum consolidated total leverage ratio covenant included in the Company’s revolving line of credit and term loan agreements (Note F). Due to this violation, the counter party can demand payment of the Company’s debt obligation of $15,397,301 but that was not done as of March 25, 2014. As a result, the Company may need to obtain a waiver of this violation or arrange for alternative sources of financing in order to execute its business plan. As part of this transaction, the Company plans to use a portion of the proceeds to repay the debt obligation in full. As described in Note N, on March 19, 2014 the Company entered into a definitive agreement with another party to be acquired and become a wholly owned subsidiary of that party. There can be no assurance that the Company will be successful in closing this transaction, obtaining a waiver of its covenant violation, or obtaining other sources of financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation

The consolidated financial statements include the accounts of London Bay - VL Acquisition Company, LLC and its subsidiaries as outlined in Note A. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with a maturity of three months or less at the time of purchase.

The Company maintains its cash and cash equivalents balances at a major financial institution, which at times during the year may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

8

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Uncollectible amounts are written off against the allowance after all collection efforts have been exhausted.

Revenue Recognition

For all services, the Company recognizes revenue when services are provided, evidence of an arrangement exists, fees are fixed or determinable and collection is reasonably assured.

The Company provides on-line data backup services to its customers. Certain customers pay for their services before service begins. Revenue for these customers is deferred until the services are performed. As of December 31, 2013, the Company did not have any material customers that paid for their services before service began.

Cost of Revenue

Cost of revenue consists primarily of fees paid to network providers for bandwidth services, co-location fees and royalty fees paid to third party backup software providers.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in the consolidated statements of operations. Repairs and maintenance costs are expensed as incurred. Items which materially improve or extend the lives of existing assets are capitalized.

Impairment of Long-Lived Assets

If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset.

Deferred Financing Fees

Costs incurred in connection with obtaining financing are capitalized and amortized using the effective interest method over the term of the related loans and are recorded as interest expense. Total accumulated amortization was $324,215 and $182,072 at December 31, 2013 and 2012, respectively.

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill and Other Intangible Assets

Goodwill represents the excess of the amount paid to acquire subsidiaries over the estimated fair value of the net assets acquired. Goodwill and intangibles with indefinite useful lives are not amortized but are subject to an annual impairment test. The Company tests goodwill and non-amortized intangibles for impairment using a two-step process. Under the first step, the Company determines the fair value of each reporting unit to which goodwill has been assigned and then compares the fair value to the unit’s carrying value, including goodwill. If the fair value exceeds the carrying value, no impairment loss is recognized. If the carrying value exceeds the fair value, the goodwill of the reporting unit is considered potentially impaired and the second step is performed to measure the impairment loss. Under the second step, the Company calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets, including any unrecognized intangible assets, of the reporting unit from the fair value of the unit as determined in the first step. The Company then compares the implied fair value of goodwill to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, the Company recognizes an impairment loss equal to the difference.

The Company performs the annual impairment testing at the end of its reporting year with the assistance of an independent valuation firm. The Company determined that during the year ended 2012, there was no impairment of goodwill. As a result of the annual impairment test performed at December 31, 2013, the Company concluded that the carrying value of the Company exceeded its fair value. As a result the Company recorded a goodwill impairment of $17,627,294.

Accounting for Unit-Based Compensation

The Company can grant common units to employees through an incentive program. These units are recorded at fair value and are recognized as an expense over the vesting period of the award.

Risks and Uncertainties

The Company is subject to the risks and uncertainties common to technology-based companies, including rapid technological change, dependence on principal products, new product development, new product introductions and other activities of competitors, dependence on key personnel, development of distribution channels and lengthy sales cycles.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and judgments include accounts receivable reserves, assumptions used in determining the fair value of common membership units, the Company’s incentive compensation plan, warrants and assumptions used in its analysis of impairment of goodwill and other long-lived assets.

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Costs

Advertising costs are charged to operations as incurred. Total advertising costs for the years ended December 31, 2013 and 2012 were $636,596 and $589,714, respectively.

Income Taxes

The Company is a limited liability company and as such does not pay income taxes. However, US Data Security is a C-Corporation and is subject to taxes. Additionally, the members of the limited liability company are responsible for paying taxes on their pro rata portion of the Company’s taxable income for the year. In accordance with the provisions of ASC Topic 740, the Company initially recognizes the financial statement effect of a tax position when, based solely on its technical merits, it is more likely than not (a likelihood of greater than fifty percent) that the position will be sustained upon examination by the relevant taxing authority. The Company does not believe its financial statements include any uncertain tax positions. If the Company had any it would record interest and penalties related to unrecognized tax benefits as income tax expense.

The Company accounts for any income taxes based on the estimated effective annual income tax rates. The tax provision differs from taxes payable because certain items of income and expenses are recognized in different periods for financial statement purposes than for tax return purposes. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The Company establishes valuation allowances if the Company believes that it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair Value

The Company applies a three-level valuation hierarchy for fair value measurements. The categorization of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. Level 1 inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities. Level 2 inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data. Level 3 inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.

Noncontrolling Interest

Noncontrolling interest is classified in the balance sheet as a component of stockholders’ equity and the amounts of consolidated net income (loss) attributable to both parent and the noncontrolling interest are now separately presented in the consolidated statement of operations. For the years ended December 31, 2013 and 2012, the noncontrolling interest portion of the consolidated net loss was immaterial.

11

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE C - PURCHASE ACCOUNTING

DataPreserve, Inc.

On March 30, 2012, the Company purchased 100% of customer contracts, the domain name, website, trade and service names, trade and service marks and the toll free number of Data Preserve, Inc. for $67,500 cash and an estimated $49,600 of future consideration in the form of commissions earned on monthly recurring revenue for a total purchase price of $117,000. The purchase provides the Company access to the customer base of Data Preserve, Inc. to enhance revenue-generation activities. The results of operations and cash flows from the acquired assets have been included in the Company’s consolidated financial statements for the period April 1, 2012 to December 31, 2013.

The Company recognized a $72,254 gain on the acquisition. An allocation of the acquisition to the assets acquired and liabilities assumed is summarized as follows:

Amortizable intangible assets	$189,354

Total assets acquired	189,354

Current liabilities	49,600

Total liabilities assumed	49,600

Less cash paid	67,500

Gain on acquisition	$72,254

The amortizable intangible assets consist of customer relationships of $189,354 with a weighted average useful life of approximately 18 months. Total amortization expense for the years ended December 31, 2013 and 2012 was $94,835 and $94,519, respectively.

12

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE D - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

	Estimated useful
	life	2013	2012

Computers and equipment	3-5 years	$4,924,770	$3,625,561

Software	3-10 years	2,434,316	2,499,995

Furniture and fixtures	3-5 years	53,497	52,285

Leasehold improvements	Lesser of economic life or life of the lease	35,563	32,224

Total		7,448,146	6,210,065

Less accumulated depreciation and amortization		5,420,452	4,549,044

		$2,027,694	$1,661,021

NOTE E - GOODWILL AND INTANGIBLE ASSETS

The Company’s carrying amount of goodwill consists of the following:

Beginning balance as of December 31, 2012	$33,495,594

Goodwill impairment	(17,627,294)

Ending balance as of December 31, 2013	$15,868,300

13

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE E - GOODWILL AND INTANGIBLE ASSETS - Continued

The Company has various other intangible assets. The weighted average remaining amortization for these intangible assets is 5 years. These assets and their acquired costs and lives are as follows at December 31:

			Estimated
			Useful
	2013	2012	Life

Customer list	$16,255,128	$16,255,129	2-10 Years
Covenant not to compete	4,705,200	4,705,200	3-5 Years
Brand name/trademark/website	181,000	181,000	10 Years

Total	21,141,328	21,141,329
Less accumulated amortization	13,685,434	11,875,207

Intangible assets, net	$7,455,894	$9,266,122

Estimated future amortization for the next five years is as follows:

Year ending December 31,

2014	$1,619,332
2015	1,619,332
2016	1,619,332
2017	1,619,332
2018	978,566

$7,455,894

14

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE F - LINES OF CREDIT AND NOTES PAYABLE

Debt at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Revolving Line of Credit and Notes Payable

Revolving line of credit with a financial institution, due September 1, 2015, bearing interest at the greater of 7.5% or 3 month LIBOR plus 6.0% (7.5 % at December 31, 2013)	$-	$-

Term Loan A with a financial institution, due September 1, 2015, bearing interest at the greater of 8.5% or 3 month LIBOR plus 7.0% (8.5 % at December 31, 2013)	$7,897,301	$10,252,935

Term Loan B with a financial institution, due September 1, 2016, bearing interest at the greater of 10.0% or 3 month LIBOR plus 8.5% (10.0 % at December 31, 2013)	7,500,000	7,500,000
Total notes payable	$15,397,301	$17,752,935
Current portion	(15,397,301)	(1,725,000)

Total long-term notes payable	$-	$16,027,935

In August 2011 the Company entered into a new loan agreement consisting of two term loans and a revolving line of credit. Borrowings under these debt agreements are collateralized by substantially all assets of the Company. These agreements also require the Company to maintain certain financial and non-financial covenants. Term Loan A is a four year agreement consisting of $11,500,000 principal and bearing an interest rate of the greater of 8.5% or 3 month LIBOR plus 7.0%. Repayments of principal began in February, 2012. Term Loan B is a five year agreement consisting of $7,500,000 principal and bearing an interest rate of the greater of 10.0% or 3 month LIBOR plus 8.5%, plus paid in kind (PIK) interest of 2.5%. Repayments of principal begin in October, 2015. The revolver is for a commitment amount of up to $1,000,000, based upon 80% of eligible accounts receivable, with an interest rate of the greater of 7.5% or 3 month LIBOR plus 6.0%, and 0.25% on the unused amount. The agreement requires the Company to maintain certain financial and nonfinancial covenants. The Company was in default of the maximum consolidated total leverage ratio covenant as of December 31, 2013. As a result of the default, the lender has the right to demand payment on all borrowings at the time of the default and may not be able to borrow on their revolving line of credit. In addition, the Company is accruing an additional 2.0% interest per annum as default interest.

15

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE G - FAIR VALUE MEASUREMENTS

The Company follows ASC 820, Fair Value Measurements. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 -	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3 -	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The following table sets forth the financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013 and 2012 by level within the fair value hierarchy.

	December 31, 2013			December 31, 2012
	Quoted	Significant		Quoted	Significant
	Prices	Other	Significant	Prices	Other	Significant
	in Active	Observable	Unobservable	in Active	Observable	Unobservable
	Markets	Inputs	Inputs	Markets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	(Level 1)	(Level 2)	(Level 3)

Warrant Liability	-	-	28,291	-	-	181,663

	-	-	28,291	-	-	181,663

	2013	2012
	Warrant	Warrant
	Liability	Liability

Beginning balance	$181,663	$354,331

Purchases or issuances	-	-

Total (gains)/ losses	(152,742)	(172,668)

Settlements	-	-

Ending balance	$28,921	$181,663

16

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE H – UNITHOLDERS’ EQUITY

Authorized Member units

At December 31, 2013 and 2012, the Company was authorized to issue 100,000 units of Series A-1 Preferred units, 100,000 units of Series A-2 units, 50,000 units of Series W Preferred units, 50,000 units of Series B Preferred Units and 7,500 units of Series A common units and 15,000 units of Series B common units.

Redemption Provisions

The Company, at the election of a majority of holders of the Series A-1 or Series A-2 preferred units, is required to redeem the Series A preferred units. The redemption price is equal to the greater of the original issue price per share or fair market value. In the event of a redemption event, Series W Preferred units and Series B Preferred units would be subject to redemption in proportion to the Series A redemption unit percentage. The redemption price would be calculated in accordance with the liquidation preference outlined below.

In accordance with ASC 480, the Company has determined that its outstanding preferred stock is conditionally redeemable and, as such, has included all amounts outstanding as unitholders’ equity.

Liquidation Preference

In the event of liquidation of the Company, liquidating distributions will be made in the following priority:

●	Series A unit holders would receive a distribution of the original price per share plus a Series A preferred return of 6%.

●	Series B unit holders would receive a fixed liquidation distribution ranging from $150-$480 per share.

●	Series W unit holders would receive a proportional share of the above distributions based on their relative ownership percentage.

●	Any remaining distributions would be allocated pro rata amongst all classes of units subject to certain limitations.

Other

In July 2008, the Company entered into a redemption and exchange agreement whereby a holder of the Series B preferred units exchanged 1,138 units for a 1% interest in VaultLogix LLC, a subsidiary of the Company. This exchange resulted in the noncontrolling interest presented in the consolidated financial statements.

17

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE H – UNITHOLDERS’ EQUITY - Continued

Common Units

The Company’s Management Incentive Unit Plan 2008 reserves 7,500 units of the Company’s Series A common units for issuance to employees, officers, directors and consultants. At December 31, 2013 the Company has 2,427 shares under this plan available for issuance. Shares granted in 2008 will vest over a 3-year term. No shares were granted in 2009 and 2010. Shares granted in 2011 will vest over a 4 year term. The estimated grant date fair value of the units issued is expensed over the vesting period. Total compensation expense associated with granting of units was $14,134 and $48,253 for the years ended December 31, 2013 and 2012, respectively. The following table sets forth a summary of non- vested shares issued during the period.

These units were valued using a Black-Scholes option pricing model taking into consideration the various rights and preferences of each class of equity and included discounts for control and marketability of 15% for each.

The enterprise value used in the option pricing model was derived from the ASC 350 step 1 analysis done by the Company. The Company also used comparable public companies from this analysis to determine volatility.

		Weighted
		Average
	Number	Grant Date
	of Units	Fair Value

Non-vested at December 31, 2011	3,471	$31.00

Granted	-	-
Vested	(1,016)	155.00
Forfeited	(605)	23.00

Non-vested at December 31, 2012	1,850	$23.00

Granted	-	-
Vested	(847)	129.00
Forfeited	(256)	23.00

Non-vested at December 31, 2013	747	$23.00

As of December 31, 2013 and 2012, the total unrecognized compensation expense cost was approximately $23,375 and $42,074, respectively, which is expected to be amortized over a weighted average period of approximately 3 years.

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE I - WARRANTS

During the year ended December 31, 2009, the Company authorized and issued 14,797 put warrants convertible into Series W Preferred units. These warrants were issued to the Company’s lenders with exercise prices ranging from $256-$308 per unit and expire in approximately 6 years. No warrants have been exercised during the year ended December 31, 2013.

The put warrants issued are within the scope of ASC 480, which requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets. At December 31, 2013 and 2012, the estimated fair value of the warrants was $28,921 and $181,663 and is presented as a long-term liability in the accompanying consolidated balance sheet as of that date.

These warrants were valued using a Black-Scholes option pricing model taking into consideration the various rights and preferences of each class of equity and included discounts for control and marketability of 15% for each.

The enterprise value used in the option pricing model was derived from the ASC 350 step 1 analysis done by the Company. The Company also used comparable public companies from this analysis to determine volatility.

The fair values of the Series W warrants were calculated using the Black-Scholes valuation model with the following assumptions:

	December 31,
	2013		2012

Unit price	$12		$57
Risk-free interest rate	1.46	%*	0.99	%*
Volatility	78%		49%
Dividend yield	-		-
Term (in years)	5		6

* This was calculated using the average of the 5 year and 7 year T-bill rate.

The fair values of the Series W Warrants are re-measured at each consolidated balance sheet date and the changes in fair value are recorded as a gain or loss in the interest expense in the accompanying consolidated statement of operations. At December 31, 2013 and 2012 the Company recorded a gain of $152,742 and $172,668, respectively, related to the Series W Warrants, which has been recorded in interest expense.

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE J - DEFINED CONTRIBUTION PLAN

The Company began a defined contribution plan for all employees pursuant to Section 401(k) of the Internal Revenue Code effective January 1, 2009. The plan was amended on July 12, 2011. Under the amended plan, employees become eligible to participate in the plan on their date of hire. Employees may contribute any whole percentage of their salary, up to a maximum annual statutory limit. The Company is not required to contribute to this plan and has made no contributions during the years ended December 31, 2013 and 2012.

NOTE K - INCOME TAXES

The provision for income taxes for the years ended December 31, 2013 and 2012 is comprised of the following:

	2013	2012

Current provision (benefit)
Federal	$(19,069)	$60,445
State	74	9,356
	(18,995)	69,801
Deferred benefit	(113,229)	(97,835)

Benefit from income taxes	$(132,224)	$(28,034)

Deferred tax assets (liabilities) are comprised of the following at December 31:

	2013	2012

Deferred tax assets
Other deferred tax assets	$17,753	$52,096
	17,753	52,096
Deferred tax liabilities
Intangible amortization	(761,768)	(909,340)

Net deferred tax liabilities	$(744,015)	$(857,244)

The Company follows the guidance related to uncertainty in income taxes. The Company has reviewed the tax positions taken in its tax returns for all tax years currently open to examination by a taxing authority. The Company believes it does not have any uncertain tax positions. The Company would recognize interest accrued and penalties, if applicable, related to unrecognized tax benefits in income tax expense. The open tax years for federal and most state income tax returns are 2010 through 2013.

20

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE L - COMMITMENTS AND CONTINGENCIES

Rent

The Company leases its office space and certain office equipment under non-cancelable operating leases through 2017. Total rent expense under these operating leases for the years ended December 31, 2013 and 2012 was $230,709 and $227,747, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2013 are as follows:

Year ending	Operating lease
December 31,	commitments

2014	$232,974
2015	236,148
2016	237,969
2017	83,608

Total future minimum lease payments	$790,699

Litigation

Various lawsuits, claims and other contingent liabilities arise in the ordinary course of the Company’s business. While the ultimate disposition of such contingencies is not determinable at this time, management believes that any liability resulting from these contingencies will not materially affect the Company.

NOTE M - RELATED PARTY TRANSACTIONS

In September 2008, as part of its acquisition of Data Protection Services, the Company assumed a lease for office and data center space, between Data Protection Services and a company owned by a 5% member. The lease was amended in April 2012 and currently expires on December 31, 2016. During 2013 and 2012, the Company paid approximately $96,000 and $103,041 in lease payments. The payments due in subsequent years are as follows:

2014	$96,000
2015	96,000
2016	96,000

At both December 31 2013 and 2012, the Company has related party payables to certain members in the amounts of $305,400 for post-closing adjustments as part of previous acquisitions and $435,000 for deferred tax distributions. These amounts are payable when the Company has free cash available as defined in the agreement.

21

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

December 31, 2013 and 2012

NOTE N - SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through March 25, 2014, the date the financial statements were available for issuance.

On March 19, 2014, the Company entered into a definitive agreement with another party to be acquired and become a wholly owned subsidiary of that party. The transaction is subject to a number of contingencies and customary closing conditions (including the acquirer obtaining satisfactory financing for the acquisition), each of which must be satisfied or waived prior to the closing. The transaction is expected to close no later than May 30, 2014.

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